Exhibit 10.41

EIGHTH AMENDMENT TO THE

DYNEGY MIDWEST GENERATION, INC.

401(k) SAVINGS PLAN FOR EMPLOYEES COVERED

UNDER A COLLECTIVE BARGAINING AGREEMENT

WHEREAS, Dynegy Inc., an Illinois corporation (“Dynegy Illinois”), has established and maintains the Dynegy Midwest Generation, Inc. 401(k) Savings Plan for Employees Covered Under a Collective Bargaining Agreement (the “Plan”) for the benefit of the eligible employees of certain participating companies; and

WHEREAS, Dynegy Illinois has entered into that certain Plan of Merger, Contribution and Sale Agreement by and among Dynegy Illinois, LSP GEN Investors, L.P., LS Power Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger Sub Co., and Dynegy Acquisition, Inc. executed September 14, 2006 (the “Merger Agreement”);

WHEREAS, pursuant to the transactions contemplated in the Merger Agreement, Dynegy Illinois will become a wholly-owned subsidiary of a newly formed Delaware corporation, named “Dynegy Inc.” (“Dynegy Inc.”), and Dynegy Illinois will thereafter be renamed “Dynegy Illinois Inc.”, as of the Effective Time specified in the Merger Agreement (the “Effective Time”);

WHEREAS, in connection with the completion of such transactions, the Board of Directors of Dynegy Illinois and Dynegy Inc. have approved the adoption, assumption and sponsorship of the Plan by Dynegy Inc.;

WHEREAS, immediately after the Effective Time, Dynegy Illinois will withdraw as the sponsor of the Plan and Dynegy Inc. will assume sponsorship of the Plan from Dynegy Illinois and will become the “Company” for purposes of the Plan;

WHEREAS, Dynegy Illinois wishes to clarify that the full name of the committee referred to in the Plan as the “Compensation Committee” is the “Compensation and Human Resources Committee of the Board of Directors of Dynegy Inc., a Delaware corporation; and

WHEREAS, Dynegy Illinois desires to amend certain provisions of the Plan related to the Dynegy Inc. Benefit Plans Committee;

NOW, THEREFORE, BE IT RESOLVED that the Plan shall be, and hereby is, amended as follows, effective immediately after the Effective Time:

I.

The preamble to the Plan is amended in its entirety to provide as follows:

“WHEREAS, Dynegy Inc., an Illinois corporation, (‘Dynegy Illinois’) has heretofore adopted the Dynegy Midwest Generation, Inc. 401(k) Savings Plan for Employees Covered Under a Collective Bargaining Agreement, hereinafter referred to as the ‘Plan’ for the benefit of its eligible employees;

WHEREAS, Dynegy Illinois has heretofore restated the Plan effective January 1, 2002, and has subsequently amended the Plan;

WHEREAS, Dynegy Illinois has entered into that certain Plan of Merger, Contribution and Sale Agreement by and among Dynegy Illinois, LSP GEN Investors, L.P., LS Power Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger Sub Co., and Dynegy Acquisition, Inc. executed September 14, 2006 (the ‘Merger Agreement’);

WHEREAS, pursuant to the transactions contemplated in the Merger Agreement, Dynegy Illinois will become a wholly-owned subsidiary of a newly formed Delaware corporation, named ‘Dynegy Inc.’, and former Dynegy Inc. will thereafter be renamed ‘Dynegy Illinois Inc.’, as of the Effective Time specified in the Merger Agreement (the ‘Effective Time’); and

WHEREAS, immediately after the Effective Time, Dynegy Illinois will withdraw as the sponsor of the Plan and Dynegy Inc., a Delaware corporation, will assume sponsorship of the Plan from Dynegy Illinois and Dynegy Inc., a Delaware corporation, will become the ‘Company’ for Plan purposes immediately after the Effective Time.”

II.

Section 1.1(9) of the Plan is amended in its entirety to provide as follows:

“(9) Committee: The Dynegy Inc. Benefit Plans Committee appointed to administer the Plan, which is comprised of those individuals who are serving on the Dynegy Inc. Benefit Plans Committee immediately prior to the Effective Time, as well as any individual who becomes a member of the Dynegy Inc. Benefit Plans Committee pursuant to Section 12.1 of the Plan, until any such individual ceases to be a member of the Dynegy Inc. Benefit Plans Committee pursuant to Section 12.1 of the Plan.”

III.

Section 1.1(10) of the Plan is amended in its entirety to provide as follows:

“(10) Company: Dynegy Inc., a Delaware corporation, and any successor thereto.”

IV.

Section 1.1(11) of the Plan is amended in its entirety to provide as follows:

“(11) Company Stock: The Class A common stock, $0.01 par value, of the Company.”

V.

A new Section 1.1(12A) is added to the Plan to provide as follows:

“(12A) Compensation Committee: The Compensation and Human Resources Committee of the Board of Directors of the Company.”

VI.

Section 12.1 of the Plan is amended by adding the following sentences to the end thereof:

“Each member of the Committee shall serve until he resigns, dies or is removed by the Committee. The Committee may remove any of its members at any time, with or without cause, by unanimous vote of the remaining members of the Committee and by written notice to such member. Any member may resign by delivering a written resignation to the Committee, such resignation to become effective as of a date specified in such notice that is on or after the date such notice is given as herein provided. A member of the Committee who is an employee of the Company or any of its affiliates shall cease to be a member of the Committee as of the date he ceases to be employed by the Company or any of its affiliates. Vacancies in the Committee arising by death, resignation or removal shall be filled by the Committee. The Committee may select officers (including a Chairman) and may appoint a secretary who need not be a member of the Committee.”

VII.

Section 12.3 of the Plan is amended by adding the following sentence to the end thereof:

“The Committee may hold any meeting telephonically and any business conducted at a telephonic meeting shall have the same force and effect as if the member had met in person.”

VIII.

Except as modified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to the Plan to be executed on the date indicated below, to be effective immediately after the Effective Time.

DYNEGY ILLINOIS INC. (formerly known as Dynegy Inc.), an Illinois corporation

By:	/s/ J. Kevin Blodgett

Title:	Executive Vice President, Administration

Date:	April 2, 2007

Approved and accepted:

DYNEGY INC., a Delaware corporation

By:	/s/ J. Kevin Blodgett

Title:	Executive Vice President, Administration

Date:	April 2, 2007